Consent of Independent Auditors





Board of Directors
CAI Equipment Leasing VI Corp.:

We consent to the use of our report included herein relating to the balance sheet of CAI Equipment Leasing VI Corp. (a wholly owned subsidiary of Capital Associates, Inc.) as of October 15, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.





                                                    /s/KPMG Peat Marwick LLP
                                                    ----------------------------
                                                    KPMG Peat Marwick LLP

Denver, Colorado
October 15, 1997